Schedule A

                         RULE 10F-3 TRANSACTIONS REPORT
                       April 1, 2000 - September 30, 2000
             Affiliated Underwriter: Banc of America Securities, LLC


                              Type
                               of          Date                                      Principal/                               % of
                            Security     Offering  Purchase                            Shares              Price Paid  % of   Fund
          Issuer         (1),(2),(3),(4) Commenced   Date       Selling Broker**     Purchased     Price     By Fund   Issue  Assets
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
Nations Reserves
NATIONS CONVERTIBLE
-------------------
SECURITIES
----------
MetLife Capital Trust I         1        04/04/00  04/04/00     Goldman Sachs           1,600       50.00      $80,000  0.46% 0.02%
Ace Limited Feline Prides       1        04/06/00  04/06/00     Merrill Lynch           1,880       50.00      $94,000  1.57% 0.02%
AES Corporation 6%              3        05/11/00  05/11/00     Goldman Sachs          40,000       50.00   $2,000,000  0.50% 0.54%
Universal Health Services       1        06/19/00  06/19/00     Merrill Lynch          58,699       42.59   $2,500,000  1.12% 0.63%
Am Kor Technology               3        03/17/00  03/17/00  Salomon Smith Barney      40,000     $100.00     $440,000  0.20% 0.11%
Quanta Services Inc.            3        07/19/00  07/19/00     Morgan Stanley         10,000     $100.00   $1,000,000  0.67% 0.25%
Transwitch                      3        09/06/00  09/06/00     Merrill Lynch          10,000     $100.00   $1,000,000  0.22% 0.25%

NATIONS ASSET ALLOCATION
------------------------
Household Finance,
8.00%, due 05/09/05             1        05/02/00  05/02/00     Merrill Lynch       1,725,000       99.91   $1,723,448  0.09% 0.41%
Clear Channel Communications,
7.875%, due 06/15/00            1        06/14/00  06/14/00     Credit Suisse       1,750,000       99.94   $1,748,950  0.23% 0.40%
                                                                First Boston
Dollar Tree Stores              1        08/02/00  08/02/00     Goldman Sachs           1,700      $40.00      $68,000  0.45% 0.02%
Ford Motor Credit,
7.60%, 08/01/05                 1        07/26/00  07/26/00  Salomon Smith Barney   1,600,000      $99.95   $1,599,152  0.05% 0.38%
Comdisco, 9.50%, 08/15/03       1        08/04/00  08/04/00  Salomon Smith Barney   1,650,000      $99.78   $1,646,321  0.11% 0.39%
Bear Stearns Global,
7.80%, 08/15/07                 1        08/10/00  08/10/00      Bear Stearns       1,650,000      $99.87   $1,647,789  0.27% 0.39%
HCA- The Healthcare Co.,
8.75%, 09/01/10                 1        08/18/00  08/18/00    Chase Securities       215,000      $99.53     $213,990  0.03% 0.05%

NATIONS CALIFORNIA
------------------
MUNICIPAL BOND
--------------
LA County, CA, Transit
Authority                       4        06/12/00  06/16/00      Lehman Bros.      17,500,000     100.807  $17,641,225  2.94% 9.79%
California State,
5.25%, due 09/01/24             4        09/13/00  09/13/00     Merrill Lynch       2,000,000      $98.39   $1,967,800  0.23% 1.05%

NATIONS CASH RESERVES
---------------------
Constellation Energy
Corporation                     1        06/16/00  06/16/00      Lehman Bros.      25,000,000      100.00  $25,000,000  8.33% 0.07%

NATIONS INTERMEDIATE BOND
-------------------------
Household Finance, 8.00%,
due 05/09/05                    1        05/02/00  05/02/00     Merrill Lynch       1,200,000       99.91   $1,198,920  0.06% 1.33%
Arrow Electronics               1        09/29/00  09/29/00     Goldman Sachs         580,000      100.00     $580,000  0.29% 0.59%
Comdisco, 9.50%, 08/15/03       1        08/04/00  08/04/00  Salomon Smith Barney   1,100,000       99.78   $1,097,547  0.07% 1.19%
Ford Motor Credit,
7.60%, 08/01/05                 1        07/26/00  07/26/00  Salomon Smith Barney   1,500,000       99.95   $1,499,205  0.05% 1.63%
HCA- The Healthcare Co.,
8.75%, 09/01/10                 1        08/18/00  08/18/00    Chase Securities       145,000       99.53     $144,319  0.02% 0.16%
Bear Stearns Global,
7.80%, 08/15/07                 1        08/10/00  08/10/00      Bear Stearns       1,200,000       99.87   $1,198,392  0.20% 1.28%
Clear Channel Communications    1        09/07/00  09/07/00  Salomon Smith Barney     600,000       99.96     $599,760  0.08% 0.65%

NATIONS MARSICO FOCUSED
-----------------------
EQUITIES FUND
-------------
Corvis Corporation              1        07/27/00  07/27/00    CS First Boston         19,259      $36.00     $693,324  0.06% 0.03%
Goldman Sachs                   1        08/01/00  08/01/00   Freidman, Billings       27,500      $99.75   $2,743,125  0.07% 0.12%
                                                                   Ramsey

NATIONS MARSICO
---------------
GROWTH & INCOME
---------------
Goldman Sachs                   1        08/01/00  08/01/00     Goldman Sachs         134,056      $99.75  $13,372,086  0.34% 2.10%
Southern Energy Inc.            1        09/27/00  09/27/00     Goldman Sachs          50,570      $28.56   $1,444,279  0.11% 0.21%
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* The following designations identify whether the securities are: (1) part of a
Registered Offering; (2) part of an Eligible Foreign Offering; (3) part of an
Eligible Rule 144A Offering; or (4) Eligible Municipal Securities, as such terms are defined in the Procedures for Investment Pursuant to Rule 10f-3 under the
Investment Company Act fo 1940, as amended.

** The Selling Broker is not affiliated with the Affliliated Underwriter.

The amount of securities of any class purchased by a Fund and any other investment companies advised by a Sub-Adviser or Adviser to the Funds may not exceed (i) 25% of the principal amount of the offering of such class or (ii) if an Eligible Rule 144A offering, 25% of the total of the principal amount of the offering of such class sold to qualified institutional buyers plus the principal amount of the offering of such class in any concurrent public offering.

The securities were offered in a firm commitment underwriting (unless a rights offering) and the securities purchased were of an issuer who had been in continuous operations for not less than three years, including predecessors
(except for Eligible Municipal Securities).